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                               The Stanley Works
                              1000 Stanley Drive
                        New Britain, Connecticut 06053



                                                               February 24, 1999




Board of Directors
The Stanley Works
1000 Stanley Drive
New Britain, CT  06053


Ladies and Gentlemen:

                  In connection with the proposed registration under the Securities Act of 1933, as amended, by The Stanley works, a Connecticut corporation (the "Company"), of an additional $20,000,000 in aggregate principal amount of the Company's Debt Securities (the "Debt Securities"), proposed to be issued under an Indenture, dated as of April 1, 1986, as supplemented by the First Supplemental Indenture, dated as of June 15, 1992 (as supplemented, the "Indenture") between the Company and State Street Bank and Trust Company, as successor trustee (the "Trustee"), I have examined such corporate records and other documents, including the Registration Statement of the Company on Form S-3 dated the date hereof and filed with the Securities and Exchange Commission on the date hereof (the "Registration Statement"), which incorporates by reference the contents of the Company's registration statement (file No. 33- 46212), and have reviewed such matters of law as I have deemed necessary for this opinion, and I advise you that in my opinion:

                  1. The Indenture has been duly authorized, executed and deliv ered by the Company, and constitutes a legal, valid and binding instrument enforceable against the Company in accordance with its terms, except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium and other similar laws now or hereafter in effect relating to creditor's rights generally and general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity).



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                  2. The Debt Securities have been duly authorized by the Board of Directors of the Company or a duly authorized committee thereof, and when executed by proper officers of the company and duly authenticated by or on behalf of the Trustee, and delivered, and the Debt Securities of such series have been issued and paid for as contemplated in the Prospectus forming a part of the Registration Statement, the Debt Securities will be legally issued, valid and binding obligations of the Company entitled to the benefits of the Indenture, except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium and other similar laws now or hereafter in effect relating to creditors' rights generally and general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity).

                  I consent to the filing of this opinion as an exhibit to the Registration Statement, and I hereby consent to the reference made to me under the caption "Validity of Securities" set forth in the prospectus forming a part of the Registration Statement. In giving such consent I do not thereby admit that I am in the category of persons whose consent is required under Section 7 of the Securities Act of 1933.

                                                 Very truly yours,

                                                 /s/ Stephen S. Weddle, Esq.

                                                 Stephen S. Weddle, Esq.